                                                                   Exhibit 10.18

                         SKYLYNX COMMUNICATIONS, INC.
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made
                                                          ---------
this 20th day of April 1999 between SKYLYNX COMMUNICATIONS, INC., a Colorado corporation (the "Company") and JEFFERY A. MATHIAS ("Mathias").
                  -------                            -------

                              W I T N E S E T H:

     WHEREAS, the parties entered into an Agreement on the 1st day of December, 1998 and wish to amend certain provisions and restate the remaining provisions of that Agreement;

     WHEREAS, it is intended that this Agreement will supercede the prior Agreement and that all the provisions of the earlier Agreement be deemed in effect as of the date of the first Agreement;

     WHEREAS, the parties hereto wish to enter into an employment agreement to employ Mathias and to set forth certain additional agreements between Mathias and the Company.

     NOW, THEREFORE, in consideration of the premises and of the mutual, promises, covenants and representations herein contained, the parties hereto agree as follows:

     1.  Amended Agreement.  The Company and Mathias enter into this Agreement
         ------------------
for the purposes of amending certain provisions and restating the remaining provisions of an employment Agreement entered into by the Company and Mathias on the 1st day of December, 1998. The provisions of this Agreement are intended to supercede the provisions of the prior Agreement and it is intended that all the provisions of the earlier Agreement be deemed in effect as of the date of the first Agreement.

     2.  Term.  The Company will employ Mathias, and Mathias will serve the
         ----
Company, under the terms of this Agreement for an initial term ending October 31, 2000 (the "Initial Term"), commencing on the date hereof (the "Effective
               ------------                                        ---------
Date").  Effective as of the expiration of the Initial Term and as of each
----
anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than two months prior to each such respective date, either party hereto shall have given notice to the other than the term shall not be so extended. Notwithstanding the foregoing, Mathias' employment hereunder may be earlier terminated, as provided in Section 5 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term". The period of time
                                                   ----
between the Effective Date and the termination of Mathias' employment hereunder shall be referred to herein as the "Employment Period".
                                    -----------------

     3.  Employment. The Company hereby employs Mathias as President and Chief
         ----------
Executive Officer of the Company upon the terms and conditions herein set forth. Mathias shall exercise such authority, perform such duties and functions and discharge such responsibilities as are reasonably associated with Mathias' position, commensurate with the authority vested in Mathias pursuant to this Agreement and consistent with the bylaws of the Company. In connection with performance of his duties, Mathias shall report directly to the Board of Directors of the Company (the "Board"). During the Employment Period, Mathias
                               -----
shall devote full business time, skill and efforts to the business of the

Company. Notwithstanding the foregoing, Mathias may (i) make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, serve on the boards of directors of other corporations. The Company shall provide Mathias, incident to the performance of such duties, with office space, facilities and secretarial assistance commensurate with his position. Mathias shall principally perform his duties for the Company at the corporate headquarters to be located in Denver, Colorado, or at such location as the Board may determine in consultation with Mathias and with his express consent.

     4.  Compensation and Benefits.
         -------------------------

         (a)   Base Salary.  During the Employment Period, the Company shall pay
               -----------
to Mathias, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $144,000 per annum, payable in arrears not less frequently than twice monthly in accordance with the normal payroll practices of the Company (the "Base Salary"). The Compensation
                                       -----------
Committee shall increase Mathias' base salary annually, at a rate of not less than ten percent (10%) per year.

         In the event the Company completes an initial or secondary public offering of its common stock, Mathias' base salary shall be immediately increased to an amount to be determined by the Compensation Committee of the Board. Under no set of circumstances shall Mathias' base salary be decreased at any time.

         (b)   Bonuses. The Company agrees to pay Mathias an annual cash bonus,
               -------
on or about March 31st of each year for his efforts in the prior calendar year. The amount of such bonus shall be determined by the Compensation Committee of the Board.

         (c)   Advance Incentives. Concurrently with the execution of this
               ------------------
Agreement, the Company agrees to grant Mathias three hundred and twenty-five thousand (325,000) shares of the Company's common stock. The Company agrees to register the sale of the shares underlying this Stock Agreement with the Securities and Exchange Commission at the time the Company files for its an Initial Public Offering or a Secondary offering, subject to the requirements of the underwriter. The total number of shares the Company must register for Mathias shall be no more than the aggregate number of shares the Company is otherwise registering. The Company shall bear all costs of registration associated with such piggyback registration for Mathias.

         (d)   Incentive Stock Options ("ISOs").  The Company has caused to be
               --------------------------------
established a qualified incentive stock option plan (the "ISO Plan") under
                                                          --------
Section 422 of the Internal Revenue Code of 1986, as amended. Each year during the Employment Period, Mathias shall fully participate in the ISO Plan and be granted a number of ISOs commensurate with his position in the Company. The number of ISO's granted shall be calculated using the same formula used to calculate the amount of ISOs granted other senior executives of the Company.

         (e)  Non-Qualified Stock Options ("NSOs").  The Company has caused to
              -------------------------------------
be established a Non-qualified Stock Option plan (the "Equity Incentive Plan")
                                                       ---------------------
that is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended. Concurrently with the execution of this Agreement, the Company and Mathias will enter into a Stock Option Agreement, attached hereto as Exhibit A, pursuant to which the Company shall grant to Mathias an option to purchase one million eighty thousand nine hundred and sixty-six (1,080,966) shares of Common Stock of the Company on the terms and conditions set forth therein.

          (f)  Accelerated Vesting.  The parties agree that all of Mathias'
               --------------------
Incentive Stock Options and Non-qualified Stock Options shall immediately vest, regardless of the performance criteria, in the event of a Change in Control of the Company as defined in Paragraph 5(e) herein.

          (g)  Equity Catch-Up or Claw-Back.  Notwithstanding anything contained
               -----------------------------
herein to the contrary, the parties agree that, upon the completion of an initial or secondary public offering of the Company's Common Stock, the sum of
(i) the number of shares of Common Stock granted to Mathias according to Paragraph 4(c), plus (ii) the number of shares of Common Stock represented by Incentive Stock Options granted to Mathias according to Paragraph 4(d), plus
(iii) the number of shares of Common Stock represented by Non-Qualified Stock Options granted to Mathias according to Paragraph 4(e) shall represent an equity interest in the Company equal to seven percent (7%) of the Company's issued and outstanding Common Stock on a fully diluted basis. To the extent that Mathias' equity interest at such time is less than or greater than seven percent (7%), the Company and/or the Company's Compensation Committee shall either increase or decrease the number of Non-Qualified Stock Options granted to Mathias (through the grant of additional Non-Qualified Stock Options to Mathias or through the cancellation of Non-Qualified Stock Options held by Mathias) so that Mathias' equity interest at such time is equal to seven percent (7%) of the Company's issued and outstanding Common Stock on a fully diluted basis.

          (h)  Benefits.  During the Employment Period, Mathias shall receive
               --------
such life insurance, disability, pension, health insurance, holiday, and sick pay benefits and other benefits which the Company extends, as a matter of policy, to its executives and, except as otherwise provided herein, shall be entitled to participate in all deferred compensation and other incentive plans of the Company on the same basis as other like executives of the Company.

          (i)  Vacation. Mathias shall be entitled to four (4) weeks of vacation
               --------
each year with full compensation. Mathias agrees to schedule his vacation in a way that least interferes with the Company's business.

          (j)  Expenses. Mathias shall be reimbursed for his reasonable
               --------
expenses, commensurate with his position and related to the carrying out of his duties, including expenses for entertainment, travel and similar items. The Company shall reimburse Mathias for such expenses in a timely manner and in accordance with the policies and procedures of the Company in effect from time to time.

          (k)  Perquisites. During the Term of this Agreement, Mathias shall be
               -----------
entitled to perquisites and fringe benefits that are accorded senior executives of the Company. Such perquisites shall include an automobile allowance of six hundred and fifty dollars ($650) per month, reimbursement for medical expenses which may otherwise be uninsured or unreimbursed under the Company's medical plan for Mathias and his dependents, payment for all premiums for Mathias and his dependents under its medical insurance plans, and payment for all premiums for Mathias under its life and disability insurance plans. The Company shall also waive any applicable waiting periods for such benefits, if any.

          (l)  Cumulative Compensation. The compensation provided for in
               -----------------------
Paragraphs 3(a) - (k) herein are in addition to the benefits provided for upon termination pursuant to Section 6 herein.


     5.   Termination of Employment.
          -------------------------

          (a)  Termination for Cause.  The Company may terminate Mathias'
               ---------------------
employment hereunder for cause. For purposes of this Agreement and subject to Mathias' opportunity to cure as provided in Section 5(c) hereof, the Company shall have "cause" to terminate Mathias' employment hereunder if Mathias shall commit any of the following:

               (i) any act or omission which shall represent a material breach in any material respect of any of the terms of this Agreement;

               (ii) gross misconduct that, in the reasonable good faith opinion of the Company, is or is likely to be significantly injurious to the Company;

               (iii) gross negligence or wanton and reckless acts or omissions in the performance of Mathias' duties, in any such case which are significantly injurious to the Company;

               (iv) bad faith in the performance of Mathias' duties, consisting of willful acts or omissions, which are significantly injurious to the Company;

               (v)   addiction to illegal drugs or chronic alcoholism; or

               (vi) any conviction or pleading of guilty to a crime that constitutes a felony under the laws of the United States or any political subdivision thereof.

          (b)  Termination with Adequate Reason. Mathias shall have the right at
               --------------------------------
any time to terminate his employment with the Company with adequate reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 5(c) hereof, Mathias shall have adequate reason to terminate his employment hereunder if such termination shall be the result of:

               (i) a diminution during the Employment Period in Mathias' title, duties or responsibilities as set forth in Section 2 hereof;

               (ii) a breach by the Company of the compensation and benefits provisions set forth in Section 4 hereof;

               (iii) any action of the Company to which Mathias does not consent which would require Mathias to change his present place of residence;

               (iv) a material breach by the Company of any material terms of this Agreement.

          (c)  Notice and Opportunity to Cure. Notwithstanding the foregoing, it
               ------------------------------
shall be a condition precedent to the Company's right to terminate Mathias' employment for "cause" under Section 5(a) and Mathias' right to terminate his employment for "adequate reason" under Section 5(b) that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and (2) if such
                                                  ------
breach is susceptible to cure or remedy, a period of thirty (30) days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within thirty (30) days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed thirty (30) days) provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

          (d)  Termination Upon Death or Permanent and Total Disability.  The
               --------------------------------------------------------
Employment Period shall be terminated by the death of Mathias. The Employment Period may be terminated by the Company if Mathias shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that reasonably can be expected to result in death or that can be expected to last for a period of six (6) or more consecutive months from the first date of the disability ("Disability"). In the event of a
                                               ----------
dispute as to whether Mathias is mentally impaired within the meaning of this
Section 5(d), or as to the likely duration of any incapacity of Mathias, either party may request a medical examination of Mathias by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the cost of such written medical opinion of such doctor shall be borne by the Company. If the Employment Period is terminated by reason of Disability of Mathias, the Company shall give thirty
(30) days' advance written notice to that effect to Mathias.

          (e)  Change in Control.  A "Change in Control" shall be deemed to have
               ------------------
occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) who does not own fifty percent (50%) or more of the combined voting power of the Company's then issued and outstanding securities is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then issued and outstanding voting securities; (ii) the Company sells all or substantially all of the assets of the Company; (iii) a merger is effected whereby the Company is not the surviving entity after the merger (except in the instance where the sole purpose of the merger is to effect a change in domicile of the Company from one state to another); or (iv) a majority of the individuals who were members of the Board of Directors of the Company immediately prior to an action or series of actions, do not constitute a majority of the Board of Directors following such action or series of actions. In the event of a Change in Control, if Mathias and the new controlling entity do not agree to continue with the terms of this Agreement, then this Agreement shall be terminated and the Company shall pay Mathias the liquidated damages defined in Paragraph 6(a) below.

     6.   Consequences of Termination.
          ---------------------------

          (a)  Termination Without Cause or for Adequate Reason or Change of
               -------------------------------------------------------------
Control. In the event of termination of Mathias' employment hereunder:  (1) by
-------
the Company without "cause" (other than upon death or Disability); (2) by Mathias for "adequate reason"; or (3) termination effected after or upon a Change of Control (each as defined in Section 5 hereof), in addition to any other benefits and payments as may be required by law or otherwise accrued as of such termination date by Mathias, Mathias shall be entitled to the following severance pay and benefits:

               (i)  Severance Pay - a lump sum amount equal to one half (1/2) of
                    -------------
     Mathias' then  annual Base Salary;

               (ii) Benefits Continuation - continuation for six (6) months (the
                    ---------------------
     "Severance Period") of coverage under the group medical care, disability
      ----------------
     and life insurance benefit plans or arrangements in which Mathias is participating at the time of termination with the Company continuing to pay its share of premiums and associated costs as if Mathias continued in the employ of the Company; provided, however, that the Company's obligation to
                            --------  -------
     provide such coverages
shall be terminated if Mathias obtains comparable substitute coverage from another employer at any time during the Severance Period. Mathias shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

               (iii) Pro Rata Bonus Amounts - a lump sum amount equal to the pro rata portion of any bonus amounts paid by the Company in the prior year as bonuses.

          (b)  Termination Upon Disability.  In the event of termination of
               ---------------------------
Mathias' employment hereunder by the Company on account of Disability, Mathias shall be entitled to the following severance pay and benefits:

               (i)  Severance Pay - severance payments in the form of
                    -------------
     continuation of Mathias' Base Salary as in effect immediately prior to such termination for a period of 6 months following the first date of Disability; and

               (ii) Benefits Continuation - the same benefits as provided in
                    ---------------------
     Section 6(a)(ii) above, to be provided during the Employment Period while Mathias is suffering from Disability and for a period of three (3) months following the effective date of Mathias' termination by reason of Disability.

          (c)  Termination Upon Death. In the event of termination of Mathias'
               ----------------------
employment hereunder on account of Mathias' death, Mathias' heirs, estate or personal representatives under law, as applicable, shall be entitled to the payment of Mathias' Base Salary as in effect immediately prior to death for a period of not less than two (2) calendar months and not more than the earlier of six (6) calendar months or the payment of benefits pursuant to Mathias' life insurance policy, as provided for in Section 4(h) above. Mathias' beneficiary or estate shall not be required to remit to the Company any payments received pursuant to any life insurance policy purchased pursuant to Section 4(h) above.

          (d)  Accrued Rights.  Notwithstanding the foregoing provisions of this
               --------------
Section 6, in the event of termination of Mathias' employment hereunder for any reason, Mathias shall be entitled to payment of any unpaid portion of his Base Salary through the effective date of termination, accrued but unpaid vacation or benefits otherwise agreed to by the Company, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus or employee benefit plan or program of the Company.

          (e)  Conditions to Severance Benefits.
               --------------------------------

               (i) The Company shall have the right to seek repayment of the severance payments and benefits provided by this Section 6 in the event that Mathias fails to honor in accordance with their terms the provisions of Section 7 hereof.

               (ii) For purposes only of this Section 6(e), Mathias shall be treated as having failed to honor the provisions of Sections 7 hereof only upon the vote of two-thirds of the Board following notice of the alleged failure by the Company to Mathias, an opportunity for Mathias to cure the alleged failure for a period of thirty (30) days from the date of such notice and Mathias' opportunity to be heard on the issue by the Board.

          (f)  Registration and/or Buyback of Securities.  No later than ninety
               ------------------------------------------
(90) days following termination of this Agreement by Company without cause (as described in Section 5(a)) or by Mathias with adequate reason (as described in
Section 5(b)), the Company shall cause to be prepared and filed at its sole cost and expense registration documents with the Securities and Exchange Commission for the purpose of registering for sale under the Securities Act of 1933, as amended, all shares of the Company's common stock owned by Mathias or purchasable by Mathias upon exercise of outstanding Incentive Stock Options and Non-Qualified Stock Options that are vested as of the date of termination. In connection with such registration, the Company shall do the following: (i) attempt to cause such registration statement to be declared effective by the Securities and Exchange Commission within one hundred twenty (120) days of the date of termination, (ii) if successful in (i) above, maintain the effectiveness of such registration for a minimum period of one hundred eighty (180) days, and
(iii) qualify the sale of all shares of the Company's common stock owned by Mathias or purchasable by Mathias upon exercise of his outstanding, vested Incentive Stock Options and Non-Qualified Stock Options in such states and under such Blue Sky regulations as Mathias may reasonably request. In the event said registration fails to become effective, Mathias shall be permitted to sell in accordance with the provisions of Rule 144 and the remaining shares shall be registered in accordance with 4(c) above.

     7.   Confidential Information and Covenant Not to Compete. All payments and
          -----------------------------------------------------
benefits to Mathias shall be subject to Mathias' compliance with this Agreement and the provisions of this Section 7. However, Mathias' covenants contained in this Section 7 shall terminate and shall be unenforceable and of no further legal force or effect in the event the Company, its successors or assigns, becomes insolvent, is liquidated or ceases for any reason to conduct business operations for a continuous period of at least thirty (30) days.

          (a). Confidentiality.  Mathias agrees that he will not at any time
               ---------------
during the employment period or for a period of two (2) years following employment with the Company, for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company (including customer lists), its manner of operation, its plans or other material data (the "Business"). The provisions of Section
                                       --------
7(a) shall not apply to (i) information disclosed in the performance of Mathias' duties to the Company based on his good faith belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by the Company to third parties in the ordinary course of business; (iv) information lawfully received by Mathias from a third party who, based upon inquiry by Mathias, is not bound by a confidential relationship to the Company; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over Mathias.

          (b)  Litigation Support. During the Term of this Agreement, Mathias
               ------------------
shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required in connection with any litigation in which the Company or any of its subsidiaries is, or may become, a party. Except for litigation that may be between the Company and Mathias, Mathias' reasonable expenses (including, but not limited to, travel and attorneys' fees) incurred in complying with this covenant shall be either advanced or promptly reimbursed by Company to Mathias.

          (c)  No Solicitation of Employees. Mathias agrees that during the Term
               ----------------------------
of this

Agreement and continuing for a period of one (1) year after termination under Paragraph 5 herein, neither Mathias nor any person or enterprise controlled by Mathias, will solicit for employment any person employed by the Company, with the exception of James E. Maurer.

          (d)  Covenant Not to Compete.  Mathias agrees that he shall not during
               ------------------------
the Employment period, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, guarantor, financier, consultant, option holder or stockholder (other than as provided below) of any company or business, participate in, engage in or have a financial interest in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business, firm, corporation or other business entity related to the provision of Internet access or Internet related services and any business directly competing with any product or service of the Company or any affiliate thereof. Notwithstanding the foregoing, Mathias shall not be prohibited during the noncompetition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company.

     8.   Breach of Restrictive Covenants. The parties agree that a breach or
          -------------------------------
violation of Section 7 hereof will result in immediate and irreparable injury and harm to the innocent party, and that such innocent party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder.

     9.   Indemnification and Duty to Defend.
          ----------------------------------

          (a)  Indemnification.  Except for litigation between the Company and
               ----------------
Mathias, the Company agrees to indemnify Mathias to the fullest extent against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in which he is made party or is threatened to be made a party by reason of his having been an officer or director of the Company or any of its subsidiaries or affiliates, or for actions taken purportedly on behalf of the Company or any of its subsidiaries or affiliates. Indemnification shall include, but is not limited to: expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Mathias as long as Mathias acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification shall extend to all matters that relate to Mathias' association with the Company beginning on July 1, 1998, and such indemnification shall survive the termination of this Agreement, regardless of the reason for termination.

          (b)  Duty to Defend.  Except for litigation between the Company and
               --------------
Mathias, the Company will provide Mathias with a legal defense with counsel of his choosing against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in which he is made party or is threatened to be made a party by reason of his having been an officer or director of the Company or any of its subsidiaries or affiliates, for action taken purportedly on behalf of the Company or any of its subsidiaries or affiliates. No settlement shall be entered into with respect to litigation pursuant to this Section 9(b) without the express written approval of Mathias. Additionally, upon request by Mathias, the Company will promptly advance or pay any amounts for costs, charges, or expenses in respect to his right to a defense and indemnification hereunder. This duty to defend shall extend to all matters that relate to Mathias' affiliation with the Company beginning from July 1, 1998, and such duty shall survive the termination of this Agreement.

     10.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Company, to:                  If to Mathias, to:

               Chairman of the Board                   Jeffery A. Mathias
               SkyLynx Communications, Inc.            724 The Circle
               600 South Cherry Street - Suite 305     Elkhart, Indiana 46514
               Denver, Colorado 80246

or to such other respective addresses as the parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     11.  Waiver of Breach. Any waiver of any breach of this Agreement shall
          ----------------
not be construed to be a continuing waiver or consent to any subsequent breach on the part either of Mathias or of the Company.

     12.  Non-Assignment: Successors. Neither party hereto may assign his or
          --------------------------
its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that: (i) this Agreement
                                    --------  -------
shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of Mathias to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

     13.  Withholding of Taxes.  All payments required to be made by the Company
          --------------------
to Mathias under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     14.  Severability.  To the extent any provision of this Agreement or
          ------------
portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     15.  Payment.  All amounts payable by the Company to Mathias under this
          -------
Agreement shall be paid promptly on the dates required for such payment in this Agreement without notice or demand. Any salary, benefits or other amounts paid or to be paid to Mathias or provided to or in respect of Mathias pursuant to this Agreement shall not be reduced by amounts owing from Mathias to the Company.

     16.  Authority. Each of the parties hereto hereby represents that each has
          ---------
taken all actions necessary in order to execute and deliver this Agreement and the Stock Option Agreement attached hereto as Exhibit A.

     17.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     18.  Governing Law.    This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the State of Colorado, without giving effect to the choice of law principles thereof.

     19.  Entire Agreement. This Agreement, the attached Stock Option
          ----------------
Agreements and the Plan as defined in the Stock Option Agreements constitute the entire agreement by the Company and Mathias with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between Mathias and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by Mathias and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and month first above-written.

                                   SKYLYNX COMMUNICATIONS, INC.



                                   By:
                                   Francis P. Ragano
                                   Chairman of the Board




                                   Jeffery A. Mathias

                                  EXHIBIT "A"
                                  -----------


                             AMENDED AND RESTATED
                            STOCK OPTION AGREEMENT


                         SkyLynx Communications, Inc.
                                 Stock Options
                                 -------------

     This AMENDED AND RESTATED STOCK OPTION AGREEMENT (the "Agreement") dated as of the 20th day of April, 1998 is intended to amend certain terms and restate the remaining provisions of an Agreement entered into on the 1st day of December, 1998 (the "Date of Grant"), between SkyLynx Communications, Inc., a Colorado corporation (the "Company") and Jeffery A. Mathias (the "Optionee").

     Pursuant to any authorized stock option plan of the Company or any other appropriate and lawful method (collectively, the "Plan"), the Company has authorized the execution and delivery of this Agreement. A copy of the Plan as in effect on the Date of Grant has been supplied to the Optionee and the Optionee hereby acknowledges receipt thereof. The provisions of the Plan, including the definitions of capitalized terms that are not otherwise defined in this Agreement, are incorporated herein by reference.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1.   Grant of Option.  Subject to all the terms and conditions of the Plan
          ---------------
and this Agreement, the Company grants to the Optionee as of the date of grant an option (the "Option") to purchase one million eighty thousand nine hundred and sixty-six (1,080,966) shares of common stock, par value $.001, of the Company ("Common Stock"). The Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be treated as a non-qualified stock option under the Plan.

     2.   Exercise Price. The exercise price per share of Common Stock covered
          --------------
by this Option (the "Option Price") shall be $1.94.

     3.   Vesting.  The Optionee's right to purchase shares of the Company's
          -------
Common Stock under the Option shall vest according to the following milestones:

          a. When the Company achieves certain performance based milestones as detailed in the Performance Criteria ("Performance Criteria") set forth on
                                       --------------------
Schedule 3(a) hereto; or
------------
          b. In any event, upon the tenth (10th) anniversary of the grant of the options all options that are not then vested will immediately vest.

     4.   Term. The term of the Option (the "Option Term") shall commence on the
          ----
Date of Grant and shall expire on the tenth anniversary thereof unless the Option shall have been earlier terminated in accordance with the terms hereof or of the Plan. Shares of Common Stock as to which the Option becomes exercisable pursuant to Section 3 hereof may be purchased at any time during the Option Term.

     5.   Termination of Option.  The unexercised portion of the Option shall
          ---------------------
automatically terminate and shall become null and void and be of no further force or effect upon the expiration of the Option Term.

     6.   Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be deemed sufficient if contained in a written instrument given by personal delivery, telex, telecopier, telegram, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party.

          If to the Company:

          Attn:  Chairman of the Board
                 SkyLynx Communications, Inc.
                 600 South Cherry Street - Suite 305
                 Denver, Colorado 80246

          If to Mathias, to:

                 Jeffery A. Mathias
                 724 The Circle
                 Elkhart, Indiana 46514

     All such notices, advances and communications shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, upon receipt of machine confirmation and (iii) in the case of mailing, on the third business day following such mailing.

     7.   No Waiver.  No waiver of any breach or condition of this Agreement
          ---------
shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     8.   Optionee Undertaking.  The Optionee shall take whatever additional
          --------------------
actions and execute whatever additional documents the Company or the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

     9.   Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Colorado, excluding the choice of law rules thereof.

     10.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

                                   SKYLYNX COMMUNICATIONS, INC.



                                   By:
                                   Francis P. Ragano
                                   Chairman of the Board




                                   Jeffery A. Mathias

                                 SCHEDULE 3(A)
                                 -------------

                             PERFORMANCE CRITERIA


     The Optionee's right to purchase shares of the Company's Common Stock under the Option shall vest immediately, subject to Section 3 hereof, pursuant to the following schedule:

     (1) Upon acquisition of the Company's twenty-fifth thousand (25,000) subscriber, Mathias shall vest in 288,258 stock options.

     (2) Upon obtaining acceptable commitments to fund the Company for a minimum $30,000,000, Mathias shall vest in 384,343 stock options. Such commitments may consist of, but shall not be limited to, any combination of the following:

          (i)     Initial or Secondary Public Offering;
          (ii)    Private Equity Placement;
          (iii)   High Yield Debt Offering;
          (iv)    Private Debt Placement;
          (v)     Public or Private Placement of Convertible Securities;
          (vi)    Joint Venture / Project Financing; and
          (vii)   Vendor Financing.

     (3) Upon the acquisition of the Company's fifth (5th) Internet Service Provider, Mathias shall vest in 192,172 stock options.

     (4) Upon obtaining annualized gross revenues of $15,000,000 for the Company, (based upon last quarter revenues annualized), Mathias shall vest in another 216,193 stock options.